EXHIBIT 4.1


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                       NOTICE OF ADJUSTMENT

                                TO

                  PRE-PAID LEGAL SERVICES, INC.

                        STOCK OPTION PLAN

                (effective as of January 19, 1987)



     A. On December 1, 1986, the Board of Directors of Pre-Paid Legal Services, Inc., an Oklahoma Corporation, (the "Corporation"), authorized a 5 for 4 split of the Corporation's Common Stock. The split was effected in the form of a 25% Common Stock dividend, which was paid on January 19, 1987 to holders of Common Stock of record at the close of business on January 8, 1987.

     B. According to Section 6.6 of the Plan, the number of shares of Common Stock in respect to which options may be granted under the Plan shall be proportionately adjusted for any increase in the number of issued shares of Common Stock of the Corporation resulting from the payment of a stock dividend or other increase in such shares effected without receipt of consideration by the Corporation.

     THEREFORE, as a result of the stock dividend and pursuant to Section 6.6 of the Plan, the number of shares of Common Stock authorized for issuance pursuant to option awards under the Plan was automatically adjusted (effective as of January 19, 1987) from 500,000 to 625,000 shares.

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                         PRE-PAID LEGAL SERVICES, INC.
                               STOCK OPTION PLAN

          1. Purpose. This Stock Option Plan ("Plan") is intended as an incentive and to encourage stock ownership by certain key employees, officers and directors of Pre-Paid Legal Services, Inc. ("Corporation") and of its Subsidiaries (as hereinafter defined) in order to increase their proprietary interest in the Corporation's success.

          2. Administration. The Plan shall be administered by the Board of Directors of the Corporation, which shall determine the persons who shall participate in the Plan and the extent of their participation; provided, however, that the Board of Directors shall have the authority to appoint a committee of at least three members of the Board ("Stock Option Committee") to administer the Plan and to make recommendations concerning the granting of options thereunder. Each member of the Stock Option Committee shall not be eligible to receive an option under the Plan or any other plan of the Corporation entitling participants to acquire stock, stock options or stock appreciation rights, if their eligibility would result in such person not being considered "disinterested persons" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934. An option shall be granted to a director of the Corporation only by, or in accordance with the recommendation of, the Stock Option Committee.

          The interpretation and construction by the Board of any provisions of the Plan or any option granted under it and any determination by the Board or the Stock Option Committee pursuant to any provision of the Plan or any such option shall be final and conclusive. No member of the Board of Directors or the Stock Option Committee, if any, shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, or as otherwise permitted by law.

          3. Stock. The stock subject to the options and other provisions of the Plan shall be shares of the Corporation's authorized but unissued Common Stock or treasury stock, as determined by the Board of Directors. Subject to adjustment in accordance with the provisions of Subparagraph 6.6 hereof, the total number of shares of Common Stock of the Corporation on which options may be granted under the Plan shall not exceed in the aggregate 500,000 shares. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

          4. Terms and Conditions of Incentive Options. Options may be granted under this Plan which qualify as Incentive Stock Options ("Incentive Options") under Section 422A of the Internal Revenue Code. Incentive Options granted pursuant to the Plan shall comply with and be subject to the following special terms and conditions:

          4.1 Eligibility. The individuals who shall be eligible to receive Incentive Stock Options under this Plan shall be such key employees (including officers and directors who are employees) of the Corporation, or of any corporation (hereinafter called a "Subsidiary") in which the Corporation has a proprietary interest by reason of stock ownership or otherwise, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan, (but only if the Corporation owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in the corporation), as the Board of Directors of the Corporation shall determine from time to time.

          4.2 Limitation on Aggregate Value of Shares Subject to Incentive Option. The aggregate fair market value (determined in accordance with Section 6.3) as of the date of the grant of shares with respect to which options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

          4.3 Limitation for Certain Shareholders. Any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its Subsidiaries may not receive an Incentive Option under the Plan, unless at the time an option is granted to such person the option price is at lease one hundred ten percent (110%) of the fair value market value of the shares and the option is not exercisable after the expiration of five (5) years from the date of the grant. For purposes of this Section 4.3 a person shall be considered as owning the shares owned, directly or indirectly, by or for his brothers and sisters (whether in whole or half blood), spouse, ancestors, and lineal descendants, and the shares owned, directly or indirectly, by and for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

          4.4 Term of Incentive Option. Each Incentive Option granted under the Plan shall not be exercisable more than 10 years from the date the option is granted.

          5. Terms and Conditions of Non-Incentive Options. In addition to Incentive Options, options not qualifying as Incentive Options may be granted under this Plan ("Non-Incentive Options"). Certain special terms and conditions apply to Non-Incentive Options, as set forth below:

          5.1 Eligibility. The individuals who shall be eligible for the grant of Non-Incentive Options shall be directors, officers and employees of the Corporation or any Subsidiary (as defined in Section 4.1 above) as the Board of Directors of the Corporation shall determine from time to time.

          5.2 Term of Option. Any Non-Incentive Option granted under the Plan shall be for a term of more than 10 but less than 15 years, as specified at the time of the grant.

          6. Terms and Conditions for All Options. The following terms and conditions shall apply to all options granted under the Plan.

          6.1 Medium and Time of Payment. The option price shall be payable in United States Dollars upon the exercise of the option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation, or if so determined by the Board of Directors, the option price may be paid in property or in installment payments.

          6.2 Number of Shares. The option shall state the total number of shares to which it pertains.

          6.3 Option Price. The option price shall be not less than the fair market value, as determined by the Board of Directors, of the shares of Common Stock of the Corporation on the date of the granting of the option. The fair market value shall be the last sale price as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System with respect to the trading day on which the grant of the option occurs or on the first preceding day on which trading is reported if the grant occurs on a day when there is no trading in shares. If the shares are not listed on the NASDAQ National Market System system, the fair market value may be established in any other manner as the Board of Directors or the Stock Option Committee in good faith determines.

          6.4 Date of Exercise. Options shall be exercisable at the rate of 20% of the number of shares covered thereby per year beginning one year from the date of grant, unless otherwise provided by the Board of Directors or the Stock Option Committee at the time the option is granted. After becoming exercisable, the option may be exercised at any time and from time to time in whole or in part until termination of the option as set forth in Sections 4.5, 5.2 or 6.5.

          6.5 Termination of Employment; Death of Employee. In the event that an optionee's employment by the Corporation shall terminate, his option whether or not then exercisable shall terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft, other violation of law, or termination by the Corporation for cause, the optionee shall have the right to exercise his option (to the extent exercisable at the date of termination) at any time within 30 days after such termination; provided, further, that if any termination of employment is related to retirement with the consent of the Corporation the optionee shall have the right to exercise his option (to the extent exercisable up to the date of retirement) at any time within 3 months after such retirement; and provided, further, that if the optionee shall die while in the employment of the Corporation or within the period of time after termination of employment or retirement during which he was entitled to exercise his option as herein provided, his estate, personal representative, or beneficiary shall have the right to exercise his option (to the extent exercisable at the date of death) at any time within 12 months from the date of his death.

          Retirement by an optionee at his normal retirement date in accordance with provisions of any retirement plan of the Corporation or a Subsidiary under which the optionee is then covered shall be deemed to be a retirement with the consent of the Corporation. Whether any other termination of employment is to be considered a retirement with the consent of the Corporation and whether an authorized leave of absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Board of Directors, or Stock Option Committee, if any, which determination shall be final and conclusive; provided, however, that where the period of leave exceeds 90 days and where the individual's employment is not guaranteed by statute or contract, the employment relationship will be deemed to have been terminated on the 91st day of any leave. Employment by the Corporation shall be deemed to include employment by, and to continue during any period in which an optionee is in the employment of, a Subsidiary.

          6.6 Recapitalization. The aggregate number of shares of Common Stock on which options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

          In the event of a change in the Corporation's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

          6.7 Reorganization of Corporation. Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation which does not result in change of control of the Corporation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation or which results in a change in control of the Corporation, or a tender or exchange offer which results in a change in control of the Corporation, the Board of Directors or the Stock Option Committee shall determine: (i) whether all or any part of the unexercised portion of any option outstanding under the Plan shall terminate; (ii) whether the options hall become immediately exercisable; or (iii) whether such options may be exchanged for options covering securities of any surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to an option hereunder.

          6.8 Assignability. No option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

          6.9 Optionee's Agreement. If, at the time of the exercise of any option, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the optionee exercising the option shall agree that he will purchase the shares that are subject to the option for investment and not with any present intention to resell the same, the optionee will, upon the request of the Corporation, execute and deliver to the Corporation an agreement to such effect.

          6.10 Rights as a Stockholder. An optionee shall have no rights as a stockholder with respect to shares covered by his option until the date of the issuance of the shares to him and only after such shares are fully paid.

          6.11 Other Provisions. The option agreements authorized under the Plan may contain such other provisions as the Board of Directors shall deem advisable.

          7. Term of Plan. No stock option shall be granted pursuant to the Plan after December 31, 1995.

          8. Amendments. The Board of Directors may from time to time amend, alter, suspend, or discontinue the Plan or alter or amend (including decrease of option price by cancellation and substitution of options or otherwise) any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors may, without approval of the stockholders, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided, further, that no amendment may, without the consent of the optionee, affect any then outstanding options or unexercised portions thereof.

          9. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise such an option.

          10. Registration under Securities Act of 1933. Provided that the Corporation is filing reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934 or has a class of equity securities registered pursuant to the Securities Exchange Act of 1934, the Corporation will use its best efforts to cause the Common Stock which may be acquired pursuant to the exercise of any option to be registered under the Securities Act of 1933.

          11. Stockholder Approval. This Plan and the options granted pursuant to the Plan, shall be submitted to the stockholders of the Corporation for approval and any option granted prior to such approval shall not be exercisable unless and until such approval is obtained.